Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended November 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$258,911
Unrealized Gain (Loss) on Market Value of Futures	660,389
Dividend Income	2,515
Interest Income	7,890
Total Income (Loss)	$929,705

Expenses
General Partner Management Fees	$3,618
Professional Fees	4,406
Brokerage Commissions	(225)
Non-interested Directors' Fees and Expenses	55
Prepaid Insurance Expense	59
NYMEX License Fee	72
Total Expenses	7,985
Expense Waiver	(3,643)
Net Expenses	$4,342
Net Income (Loss)	$925,363

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/18	$5,354,095
Net Income (Loss)	925,363

Net Asset Value End of Month	$6,279,458
Net Asset Value Per Share (550,000 Shares)	$11.42

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596